EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Capital Trust on Form S-8 (File Nos. 333-39743 and 333-72725) of our report dated February 14, 1997 on our audits of the consolidated statements of operations, changes in stockholders' equity and cash flows of Capital Trust (f/k/a California Real Estate Investment Trust and Subsidiary), for the year ended December 31, 1996 which report is incorporated by reference in this Annual Report on Form 10-K.

                                              /s/  PricewaterhouseCoopers LLP

San Francisco, California
March 30, 1999

824106.1